EXHIBIT 10.4

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (“Amendment”), dated as of May 27, 2004 (the “Amendment Date”), is among Texas Industries, Inc., TXI Operations, LP, Riverside Cement Company, Chaparral Steel Midlothian, LP, Chaparral (Virginia) Inc., Bank of America, N.A. (in its capacity as administrative agent for the Lenders), and each of the lending institutions party hereto.

RECITALS:

A. The Obligated Parties, the Lenders, and the Administrative Agent have entered into that certain Credit Agreement dated as of June 6, 2003 (as amended, the “Credit Agreement”) pursuant to which the Lenders have provided certain credit facilities to the Borrowers.

B. The Obligated Parties have requested that the Lenders amend certain provisions of the Credit Agreement as provided hereinbelow.

C. Subject to satisfaction of the conditions set forth herein, the Lenders are willing to amend the Credit Agreement as specifically provided herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions

Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement, as amended hereby.

ARTICLE 2

Amendments

Section 2.1 Amendment to Section 3.2 of the Credit Agreement. Effective as of the Amendment Date, the last sentence of Section 3.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

The Maximum Revolver Amount shall not be reduced to an amount less than $100,000,000 except in connection with termination of the Total Facility and payment in full as provided by this Section 3.2.

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Section 2.2 Amendment to Section 5.2 of the Credit Agreement. Effective as of the Amendment Date, each of Section 5.2(k) and Section 5.2(l) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(k) The Obligated Parties will furnish, or cause to be furnished, as soon as available, but in any event on the third Business Day of each calendar week for the last Business Day of the preceding calendar week and at such other times, from time to time, as may be reasonably requested by the Administrative Agent, a Borrowing Base Certificate and supporting information in connection therewith including (i) a schedule of each Borrower’s Accounts created, credits given, cash collected, and other adjustments made to such Borrower’s Accounts since the date of the last such schedule and Borrowing Base Certificate and (ii) at any time the Borrowers elect to have any Inventory be considered Eligible Inventory, a summary schedule of Inventory of each Borrower by location; provided that, if Availability during the calendar week for which such Borrowing Base Certificate and supporting information is required to be furnished to the Administrative Agent was at all times equal to or in excess of $50,000,000, such Borrowing Base Certificate and supporting information shall not be required to be furnished for such calendar week; and, provided further that, notwithstanding the immediately preceding proviso, with respect to any calendar month in which the Availability was at all times equal to or in excess of $50,000,000, the Obligated Parties shall provide such Borrowing Base Certificate and other supporting information within ten Business Days of the end of the applicable calendar month for the period ended as of the last day of such calendar month.

(l) The Obligated Parties shall provide for each Borrower, or cause to be provided, to the Administrative Agent the following documents, in form reasonably satisfactory to the Administrative Agent within ten days of the end of each calendar month, or more frequently if reasonably requested by the Administrative Agent, (i) each of the items required pursuant to clause (k) preceding as of the end of such calendar month, (ii) an aging of Accounts as of the last day of such calendar month then ended, together with a reconciliation to the corresponding general ledger of such Borrower and the Borrowing Base Certificate as of such calendar month end, (iii) an aging of accounts payable as of the last day of such calendar month then ended, together with a reconciliation to the corresponding general ledger of such Borrower, (iv) at any time the Borrowers elect to have any Inventory be considered Eligible Inventory, a perpetual Inventory report by location as of the last day of such calendar month then ended which itemizes and describes the kind, type, quantity, per unit cost, and extended cost of all Inventory, together with a reconciliation to the corresponding general ledger of such Borrower and the Borrowing Base Certificate as of such calendar month end, (v) at any time the Borrowers elect to have any Inventory be considered Eligible Inventory, a schedule identifying each location, if any, where any Collateral is located with a sales representative, agent, contractor, or other Person under any bailee, consignee, or warehouse arrangement, in each case

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setting forth, as of the last day of the immediately preceding month, (A) the name and address of each such sales representative, agent, contractor, or other Person and a description of the nature of any such arrangement and (B) the cost of such Inventory at each such location, and including a representation that all actions have been taken to comply with Section 2.11(a) of the Security Agreements with respect to such Collateral; (vi) upon the Administrative Agent’s request, copies of invoices in connection with each Borrower’s Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, and shipping and delivery documents in connection with each Borrower’s Accounts; (vii) upon the Administrative Agent’s request, a statement of the balance of each of the Intercompany Accounts; (viii) such other reports as to the Collateral as the Administrative Agent may reasonably request from time to time; and (ix) with the delivery of each of the foregoing, a certificate of the Obligated Parties executed by a Responsible Officer of the Parent on behalf of all of the Obligated Parties certifying as to the accuracy and completeness of the foregoing. If any of the Obligated Parties’ records or reports of the Collateral are prepared by an accounting service or other agent, each Obligated Party hereby authorizes, and shall cause each other Obligated Party to authorize, such service or agent to deliver such records, reports, and related documents to the Administrative Agent, for distribution to the Lenders.

Section 2.3 Amendment to Section 7.14 of the Credit Agreement. Effective as of the Amendment Date, the reference to “$10,000,000” in clause (c)(i) of Section 7.14 of the Credit Agreement is hereby amended to read “$50,000,000.”

Section 2.4 Amendment to Annex A of the Credit Agreement. Effective as of the Amendment Date, each of the following definitions in Annex A of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Interest Hedge Reserve” means a Reserve (such Reserve constituting a Bank Product Reserve) established with respect to a Hedge Agreement which limits or fixes interest payable by the Obligated Parties equal to (a) at any time Availability (after giving effect to all Reserves) is greater than or equal to $40,000,000, the amount by which the net mark-to-market exposure exceeds $10,000,000 and (b) at any time Availability (after giving effect to all Reserves) is less than $40,000,000, the amount of the net mark-to-market exposure. For purposes of this definition, “net mark-to-market exposure” means, as of any date, the aggregate net payment obligations of the Obligated Parties with respect to all Hedge Agreements, whether one or more, entered into between one or more of the Obligated Parties and any of the Lenders with respect to any interest payable pursuant to this Agreement or under the Senior Notes if such Hedge Agreements were terminated as of such date.

“Maximum Revolver Amount” means $100,000,000.

ARTICLE 3

Conditions

Section 3.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a) The Administrative Agent shall have received all of the following, each dated the date of this Amendment (unless otherwise indicated), in form and substance satisfactory to the Administrative Agent:

(i) this Amendment and any other instrument, document, or certificate reasonably required by the Administrative Agent to be executed or delivered by the Obligated Parties in connection with this Amendment, in each case duly executed (the “Amendment Documents”);

(ii) a copy of the notice letter dated concurrently herewith from the Administrative Agent to the Borrowers regarding future appraisals of the Borrowers’ Inventory, duly acknowledged by the Borrowers;

(iii) such additional documents, instruments, and information as the Administrative Agent may reasonably request to effect the transactions contemplated hereby.

(b) The Borrowers shall have paid to the Administrative Agent, for the benefit of the Lenders executing this Amendment by 5:00 p.m. (Dallas, Texas time) May 27, 2004, in consideration of the accommodations granted by the Lenders in this Amendment, a fee in the amount of $100,000 which shall be distributed to the Lenders executing this Amendment according to each such Lender’s percentage of (A) its Commitment divided by (B) the aggregate of the Commitments of all of the Lenders executing this Amendment.

(c) The representations and warranties contained herein, in the Credit Agreement and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof except for such representations and warranties limited by their terms to a specific date.

(d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents, and instruments executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be satisfactory to the Administrative Agent; and

(e) No Default or Event of Default shall be in existence after giving effect to this Amendment.

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Section 3.2 Evidence of Satisfaction. Delivery by the Administrative Agent of a counterpart of this Amendment executed by the Administrative Agent and the Majority Lenders shall evidence the satisfaction of the conditions precedent set forth in Section 3.1 of this Amendment and the effectiveness of this Amendment.

ARTICLE 4

Miscellaneous

Section 4.1 Expenses. The Borrowers agree to pay to the Administrative Agent all fees, costs, and expenses owed to and/or incurred by the Administrative Agent in connection with this Amendment as provided in Section 13.7 of the Credit Agreement.

Section 4.2 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each of the Obligated Parties, the Administrative Agent, and the Lenders agree that the Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding, and enforceable in accordance with their respective terms.

Section 4.3 Representations and Warranties. Each Obligated Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery, and performance of this Amendment and any and all other Amendment Documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of such Obligated Party and will not violate such Obligated Party’s organizational or governing document, (b) the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof, in all material respects, as if made again on and as of the date hereof except for such representations and warranties limited by their terms to a specific date, and (c) after giving effect to this Amendment, no Default or Event of Default exists.

Section 4.4 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document, including any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or any Lender, or any closing, shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

Section 4.5 Reference to Credit Agreement. Each of the Loan Documents, including the Credit Agreement, the Amendment Documents, and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.

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Section 4.6 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 4.7 Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AND THE APPLICABLE LAWS OF THE U.S.

Section 4.8 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Obligated Parties, the Administrative Agent, and the Lenders and their respective successors and assigns, except no Obligated Party may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of the Lenders.

Section 4.9 Counterparts. This Amendment may be executed in one or more counterparts, and on telecopy counterparts each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

Section 4.10 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 4.11 Entire Agreement. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts effective as of the Effective Date specified in the preamble hereof.

[Signatures of Parties Omitted]

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